Exhibit 99.1

BLUM HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2024

(in thousands, except for shares)

		Transaction Accounting Adjustments
	Blum Holdings, Inc.	Less: Deconsolidated Entities (a)	Note 2	Pro Forma Adjustments	Pro Forma Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,025	$(532)		$—	$493
Inventory	1,345	(225)		—	1,120
Prepaid Expenses & Other Assets	1,166	(440)		—	726
Assets Related to Discontinued Operations	13	—		—	13
Total Current Assets	3,549	(1,197)		—	2,352

Property, Equipment and Leasehold Improvements, Net	7,066	(6,734)		—	332
Right-of-Use Assets - Operating Leases	3,271	(1,633)		—	1,638
Intangible Assets & Goodwill	21,530	(1,227)		—	20,303
Other Assets	2,309	(2,309)		—	(0)
Long-Term Assets Related to Discontinued Operations	953	—		—	953
TOTAL ASSETS	$38,678	$(13,100)		$—	$25,578

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
LIABILITIES:
Current Liabilities:
Accounts Payable & Accrued Liabilities	$25,675	$(19,691)	(b)	$6,961	$12,945
Current Portion of Notes Payable	3,789	(3,115)		—	674
Income Taxes Payable	21,906	(10,558)		—	11,348
Current Portion of Operating Lease Liabilities	—	(620)		—	(620)
Liabilities Related to Discontinued Operations	498	(4)		—	494
Total Current Liabilities	51,868	(33,987)		6,961	24,842

Notes Payable, Net of Discounts	5,396	(3,596)		—	1,800
Deferred Tax Liabilities	1,628	—		—	1,628
Operating Lease Liabilities	3,104	(1,241)		—	1,863
Derivative Liability	4,160	—		—	4,160
TOTAL LIABILITIES	66,156	(38,825)		6,961	34,292

MEZZANINE EQUITY	1,556	—		—	1,556

STOCKHOLDERS’ DEFICIT:
Preferred Stock, Convertible Series V, par value $0.001: 25,000,000 shares authorized and 14,071,431 shares outstanding as of September 30, 2024	1	—		—	1
Common Stock, par value $0.001: 990,000,000 shares authorized and 9,744,914 shares outstanding as of September 30, 2024	8	—		—	8
Additional Paid-In Capital	408,854	—		—	408,854
Accumulated Deficit	(437,023)	—	(c)	25,724	(411,299)
Total Equity Attributable to Stockholders of Blum Holdings, Inc.	(28,160)	—		25,724	(2,436)
Non-Controlling Interest	(874)	—		—	(874)
TOTAL MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT	(27,478)	—		25,724	(1,754)

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT	$38,678	$(38,825)		$32,685	$32,539

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

BLUM HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(in thousands, except for shares and per share data)

	Nine Months Ended September 30, 2024
		Transaction Accounting Adjustments
	Blum Holdings, Inc.	Less: Deconsolidated Entities (c)	Note 2	Pro Forma Adjustments	Pro Forma Consolidated

Revenue	$9,933	$4,736		$—	$14,669
Cost of Goods Sold	5,095	(2,427)		—	2,668
Gross Profit	4,838	7,163		—	12,001

Operating Expenses:
Selling, General & Administrative	14,839	(9,495)		—	5,344
Impairment Expense	1,709	—		—	1,709
Loss (Gain) on Disposal of Assets	493	(939)	(d)	(15,166)	(15,612)
Total Operating Expenses	17,041	(10,434)		(15,166)	(8,559)

Income (Loss) from Operations	(12,203)	17,596		15,166	20,560

Total Other Income (Expense)	13,085	(13,333)		—	(248)

Income (Loss) from Continuing Operations Before Provision for Income Taxes	882	4,264		15,166	20,312
Provision for Income Tax Expense for Continuing Operations	(745)	177	(d)	10,558	9,990
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$137	$4,440		$25,724	$30,302

Less: Net Loss from Continuing Operations Attributable to Non-Controlling Interest	(874)	—		—	(874)
NET INCOME (LOSS) ATTRIBUTABLE TO BLUM HOLDINGS, INC.	$17,448	$4,440		$25,724	$47,613

Net Income (Loss) from Continuing Operations per Common Share - Basic	$(0.02)				$3.27
Net Income (Loss) from Continuing Operations per Common Share - Diluted	$(0.02)				$2.79
Weighted-Average Shares Outstanding - Basic	9,191,149				9,191,149
Weighted-Average Shares Outstanding - Diluted	9,191,149				10,766,572

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

BLUM HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(in thousands, except for shares and per share data)

	Year Ended December 31, 2023
		Transaction Accounting Adjustments
	Blum Holdings, Inc.	Less: Deconsolidated Entities (c)	Note 2	Pro Forma Adjustments	Pro Forma Consolidated

Revenue	$33,229	$(7,441)		$—	$25,788
Cost of Goods Sold	15,565	(3,804)		—	11,761
Gross Profit	17,664	(3,637)		—	14,027

Operating Expenses:
Selling, General & Administrative	30,263	(20,968)		—	9,295
Loss (Gain) on Disposal of Assets	1,607	(1,607)	(d)	(22,407)	(22,407)
Total Operating Expenses	31,870	(22,575)		(22,407)	(13,112)

Income (Loss) from Operations	(14,206)	18,938		22,407	27,139

Total Other Income (Expense)	4,503	(4,760)		—	(257)

Income (Loss) from Continuing Operations Before Provision for Income Taxes	(9,703)	14,178		22,407	26,882
Provision for Income Tax Expense for Continuing Operations	(4,116)	1,104	(d)	5,273	2,261
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$(13,819)	$15,282		$27,680	$29,143

Net Income (Loss) from Continuing Operations per Common Share - Basic	$(1.69)				$3.56
Net Income (Loss) from Continuing Operations per Common Share - Diluted	$(1.69)				$3.43
Weighted-Average Shares Outstanding - Basic	8,193,853				8,193,853
Weighted-Average Shares Outstanding - Diluted	8,193,853				8,497,521

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

BLUM HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – INTRODUCTION

On November 6, 2024 (the “Petition Date”), wholly owned subsidiaries of Blum Holdings, Inc. (the "Company"), Unrivaled Brands, Inc. ("Unrivaled") and Halladay Holding, LLC ("Halladay Holding") (each a “Debtor” and collectively, the “Debtors”) voluntarily filed for relief under Chapter 11 of the U.S. Bankruptcy Code (“Bankruptcy Code”) in the U.S. Bankruptcy Court for the Central District of California, Los Angeles Division (“Bankruptcy Court”), bearing case numbers 2:24-bk-19127-BB and 2:24-bk-19128-BB (“Bankruptcy Cases”). The Debtors voluntarily filed for relief under Chapter 11 of the Bankruptcy Code following insolvency and litigation by People’s California, LLC (“People's”). The Chapter 11 filing is limited to Unrivaled and Halladay Holding, meaning only their assets and liabilities are included in the Debtors-in-Possession estates. Blum Holdings, Inc., along with all other operations of the Company are not included in the bankruptcy proceeding and continue operating in the ordinary course of business.

As a result of the Chapter 11 filing, the Debtors are now subject to review and oversight by the Bankruptcy Court. As a result, the Company no longer has exclusive control over the Debtors’ activities during the Chapter 11 proceedings. Therefore, all assets and liabilities related to the Debtors were deconsolidated as of the Petition Date.

The Debtors have jointly filed a liquidating plan on February 4, 2025, and a disclosure statement describing the plan. While the plan and related documents are available on the public docket, the Bankruptcy Court has not approved the disclosure statement as containing adequate information about the plan, nor has the Bankruptcy Court confirmed the plan.

The Bankruptcy Cases filed on November 6, 2024 and the transactions completed on November 5, 2024, described below, are collectively referred to herein as the "Dispositions".

Basis of Presentation

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of Regulation S‑X and have been derived from the historical financial statements of Blum Holdings, Inc. prepared in accordance with accounting principles generally accepted in the United States of America. The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies, as set out in the audited consolidated financial statements of the Company as of and for the periods ended September 30, 2024 and December 31, 2023.

On November 5, 2024, Unrivaled executed stock purchase agreements with VLPS, LLC ("VLPS") pursuant to which Unrivaled sold all of the issued and outstanding shares of common stock of Black Oak Gallery, a California corporation (“Blüm Oakland”), and Blüm San Leandro, a California corporation (“Blüm San Leandro”), for a purchase price of $2,055,420 and $1,124,305, respectively. The purchase price shall be paid by VLPS by the assumption of liabilities of Blüm Oakland and Blüm San Leandro. Pursuant to the respective Stock Purchase Agreements, the closing of the dispositions of Blüm Oakland and Blüm San Leandro occurred on November 5, 2024. The transactions completed on November 5, 2024 were previously reported in the Current Report on Form 8-K filed on November 7, 2024. As the transactions completed on November 5, 2024 occurred immediately prior to the Bankruptcy Cases, the dispositions of Blüm Oakland and Blüm San Leandro are reflected in the unaudited pro forma condensed consolidated financial statements presented herein.

The unaudited pro forma condensed consolidated balance sheet is presented as if the Dispositions had occurred on September 30, 2024. The unaudited pro forma condensed consolidated statements of operations are presented as if the Dispositions had occurred as of January 1, 2023. The unaudited pro forma condensed consolidated financial information has been prepared to illustrate the estimated effects of the Dispositions.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the Company’s financial condition or results of operations would have been for the periods presented.  The unaudited pro forma condensed consolidated financial statements are intended to provide information about the continuing impact of the Dispositions as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated financial statements have been made.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2023 and in the Quarterly Report on Form 10-Q for the nine months ended September 30, 2024.

NOTE 2 – PRO FORMA ADJUSTMENTS

The unaudited pro forma consolidated balance sheet as of September 30, 2024 reflects the following transaction accounting adjustments related to the Dispositions:

(a)	The removal of assets and liabilities disposed of in connection with the Dispositions from the historical information presented.
(b)	Prior to the Chapter 11 filing, the Company issued a guarantee on behalf of Unrivaled and Halladay Holding for accounts payable totaling $6,961,167, which was recorded at fair value.

The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2024 and the fiscal year ended December 31, 2023 reflect the following transaction accounting adjustments related to the Dispositions:

(c)	The removal of revenues and expenses from the assets in connection with the Dispositions from the historical information presented.
(d)

The pro forma net gain on disposal of assets is based on the Company's historical balance sheet information as of September 30, 2024 and December 31, 2023 and is subject to change based upon, among other things, the actual balance sheet on the closing date of the Dispositions and the finalization of the Company's financial closing procedures and may differ significantly from the actual net gain on disposal of assets that the Company will recognize. The pro forma net gain on disposal of assets presented below is reflected in the unaudited pro forma condensed consolidated balance sheet as if the Dispositions were consummated as of September 30, 2024, and in the unaudited pro forma condensed statements of operation as if the Dispositions were consummated on January 1, 2023.

	Nine Months Ended	Year Ended
	September 30, 2024	December 31, 2023
Assumption of Liabilities	$28,267	$59,270
Total Consideration	28,267	59,270

Total Assets Disposed Of	13,100	36,863

Pro Forma Gain on Disposal of Assets	$15,166	$22,407

NOTE 3 – PRO FORMA EARNINGS PER SHARE

The pro forma earnings per share (“EPS”) has been adjusted to reflect the pro forma consolidated net income from continuing operations for the nine months ended September 30, 2024 and the year ended December 31, 2023. The number of shares used in calculating the pro forma consolidated basic and diluted earnings per share is outlined below.

	Nine Months Ended	Year Ended
	September 30, 2024	December 31, 2023
Net Income from Continuing Operations	$30,302	$29,143
Less: Accretion of Mezzanine Equity	(292)	—
Adjusted Net Income from Continuing Operations Attributable to Common Shareholders, Basic	30,010	29,143

Net Income from Continuing Operations	$30,302	$29,143
Less: Accretion of Mezzanine Equity	(292)	—
Add: Interest from Convertible Debt	38	—
Adjusted Net Income from Continuing Operations Attributable to Common Shareholders, Diluted	30,048	29,143

Weighted-Average Shares Outstanding - Basic	9,191,149	8,193,853
Effects of Dilutive Securities:
Common Stock Options	-	83,325
Common Stock Warrants	-	220,342
Convertible Promissory Notes	168,280	-
Convertible Series V Preferred Stock	1,407,143	-
Weighted-Average Shares Outstanding - Diluted	10,766,572	8,497,521

Net Income from Continuing Operations per Common Share - Basic	$3.27	$3.56
Net Income from Continuing Operations per Common Share - Diluted	$2.79	$3.43

Dilutive securities that are not included in the calculation of diluted earnings per share because their effect is anti-dilutive are as follows (in common equivalent shares):

	Nine Months Ended	Year Ended
	September 30, 2024	December 31, 2023
Common Stock Warrants	1,460,199	1,242,969
Common Stock Options	285,928	285,976
	1,746,127	1,528,945